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                                                                    EXHIBIT 99.1


                                                                  Karen Denne
                                                                  (713) 853-9757

ENRON REACHES SETTLEMENT
WITH MARLIN WATER TRUST NOTEHOLDERS

FOR IMMEDIATE RELEASE:  Monday, July 21, 2003

         HOUSTON -- Enron announced today that it has reached a settlement resolving certain claims and disputes relating to notes issued by the Marlin Water Trust, a special purpose vehicle established by Enron.

         Under the proposed settlement, holders of Marlin notes would receive approximately $127.5 million in cash. The cash portion of the settlement includes the proceeds of certain collateral held by The Bank of New York, as Indenture Trustee, and the payment of amounts owed by Azurix Corp., a non-debtor affiliate of Enron.

         Additionally, The Bank of New York, as Indenture Trustee, at the direction of holders of 69 percent of the Marlin notes, has agreed to reduce its $1.1 billion claim to a $507.5 million general unsecured claim.

         "We are pleased to have reached a settlement, which will help avoid lengthy and costly litigation," said Stephen F. Cooper, acting CEO of Enron. "We remain hopeful that we will also be successful in settling claims that have arisen from other special purpose entities."

         Enron has filed a motion with the U.S. Bankruptcy Court seeking approval of the settlement. The parties to the settlement are Enron, the Official Unsecured Creditors' Committee, The Bank of New York, as Indenture Trustee, and holders of approximately 69 percent of the Marlin notes. The full motion and proposed settlement agreement can be viewed at www.enron.com/corp/pressroom/Marlin9019Motion.pdf.

         Marlin Water Trust is a special purpose entity established by Enron in 1998 to refinance a portion of the purchase price of Wessex Water, which was the cornerstone asset in Azurix Corp.

         Enron's Internet address is www.enron.com.

         THE MOTION, SETTLEMENT AGREEMENT AND THIS PRESS RELEASE MAY CONTAIN STATEMENTS THAT ARE FORWARD-LOOKING WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. INVESTORS ARE


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CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON
MANAGEMENT'S CURRENT EXPECTATION AND, AS SUCH, ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACCORDINGLY, ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO:
VARIOUS REGULATORY ISSUES; THE OUTCOME OF THE COMPANY'S CHAPTER 11 PROCESS; RISKS INHERENT IN THE COMPANY'S CHAPTER 11 PROCESS, SUCH AS THE NON-CONFIRMATION OF THE JOINT CHAPTER 11 PLAN (THE "PLAN") OF THE COMPANY AND ITS DEBTOR AFFILIATES (COLLECTIVELY, THE "DEBTORS"), NON-OCCURRENCE OR DELAYED OCCURRENCE OF THE PLAN'S EFFECTIVE DATE OR DELAYED DISTRIBUTION OR NON-DISTRIBUTION OF SECURITIES OR OTHER ASSETS UNDER THE PLAN; THE UNCERTAIN OUTCOMES OF ONGOING LITIGATION AND GOVERNMENTAL INVESTIGATIONS INVOLVING THE COMPANY'S OPERATING SUBSIDIARIES AND THE DEBTORS, INCLUDING THOSE INVOLVING FOREIGN REGULATORS AND THE U.S. CONGRESS, THE DEPARTMENT OF JUSTICE, THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE DEPARTMENT OF LABOR, THE INTERNAL REVENUE SERVICE, THE PENSION BENEFIT GUARANTY CORPORATION, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., THE FEDERAL ENERGY REGULATORY COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, THE FEDERAL TRADE COMMISSION, THE CALIFORNIA AND CONNECTICUT ATTORNEYS GENERAL AND NUMEROUS CONGRESSIONAL COMMITTEES AND STATE AGENCIES; THE UNCERTAIN OUTCOMES OF NUMEROUS LAWSUITS AND CLAIMS; THE EFFECTS OF NEGATIVE PUBLICITY ON THE COMPANY'S OPERATING SUBSIDIARIES' BUSINESS OPPORTUNITIES; THE EFFECTS OF THE DEPARTURE OF PAST AND PRESENT EMPLOYEES OF THE DEBTORS; UNCERTAIN RESOLUTION OF SPECIAL PURPOSE ENTITY ISSUES; THE PRELIMINARY AND UNCERTAIN NATURE OF VALUATIONS AND ESTIMATES CONTAINED IN THE PLAN; FINANCIAL AND OPERATING RESTRICTIONS THAT MAY BE IMPOSED ON AN OPERATING SUBSIDIARY OF THE COMPANY IF THE COMPANY IS REQUIRED TO REGISTER UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT; POTENTIAL ENVIRONMENTAL LIABILITIES; INCREASING COMPETITION AND OPERATIONAL HAZARDS FACED BY THE DEBTORS AND OPERATING SUBSIDIARIES OF THE COMPANY; THE POTENTIAL LACK OF A TRADING MARKET FOR THE SECURITIES DISTRIBUTED TO CREDITORS; UNCERTAINTIES CREATED BY THE LACK OF REPORTED INFORMATION FOR SECURITIES DISTRIBUTED TO CREDITORS AND THE LACK OF INDEPENDENT OPERATING HISTORY OF THE COMPANY'S OPERATING SUBSIDIARIES; ECONOMIC, POLITICAL, REGULATORY AND LEGAL RISKS AFFECTING THE FINANCES AND OPERATIONS OF THE DEBTORS AND THE COMPANY'S OPERATING SUBSIDIARIES; AND THE UNCERTAIN TIMING, COSTS AND RECOVERY VALUES INVOLVED IN THE DEBTORS' EFFORTS TO RECOVER ACCOUNTS RECEIVABLE AND TO LIQUIDATE THE REMAINING ASSETS.

         AS EXPLAINED IN A NOVEMBER 8, 2001 FORM 8-K FILED BY THE COMPANY WITH THE SEC, THE PREVIOUSLY ISSUED FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEARS ENDED DECEMBER 31, 1997 THROUGH 2000 AND FOR THE FIRST AND SECOND QUARTERS OF 2001 AND THE AUDIT REPORTS COVERING THE YEAR-END FINANCIAL STATEMENTS FOR 1997 THROUGH 2000 SHOULD NOT BE RELIED UPON. IN ADDITION, AS EXPLAINED IN AN APRIL 22, 2002 FORM 8-K FILED BY THE COMPANY, THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE THIRD QUARTER OF 2001 SHOULD NOT BE RELIED UPON. THE COMPANY CONTINUES TO BELIEVE THAT THE EXISTING COMMON AND PREFERRED STOCK OF THE COMPANY HAVE NO VALUE. HOWEVER, THE JOINT CHAPTER 11 PLAN OF THE COMPANY AND ITS DEBTOR AFFILIATES FILED WITH THE BANKRUPTCY COURT ON JULY 11, 2003 PROVIDES THE COMPANY'S STOCKHOLDERS WITH A CONTINGENT RIGHT TO RECEIVE RECOVERY IN THE VERY UNLIKELY EVENT THAT THE AGGREGATE VALUE OF THE COMPANY'S ASSETS EXCEEDS THE TOTAL AMOUNT OF ALLOWED CLAIMS.

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